OAKWOOD ACCEPTANCE CORPORATION
                     SERVICER'S ANNUAL COMPLIANCE STATEMENT

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-B

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (May 1999 Edition) which is incorporated in the Pooling and Servicing Agreement dated June 1, 2000 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and Chase Manhattan Trust Co., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period October 1, 1999 through September 30, 2000 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.



By:  /s/ Earl C Brewer Jr

Name: Earl C Brewer Jr

Title: Vice President

Date: September 30, 2000